UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 15, 2016

NEVRO CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-36715	56-2568057
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1800 Bridge Parkway

Redwood City, CA 94065

(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: (650) 251-0005

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On November 15, 2016, Nevro Corp. (the “Company”) entered into a new multi-year supply agreement (the “CCC Agreement”) with Centro de Construccion de Cardioestimuladores del Uruguay S.A. (“CCC”), a subsidiary of Integer Holdings Corporation, pursuant to which CCC has agreed to a revised arrangement with regard to the manufacture and supply of the Company’s implantable pulse generators (“IPGs”). The CCC Agreement is effective as of November 11, 2016 and, pursuant to its terms, terminated the Company’s existing supply agreement with CCC entered into on March 13, 2015 (the “March 2015 Agreement”).

Pursuant to the terms of the CCC Agreement, CCC has agreed to manufacture and supply the Company’s IPGs during the term of the CCC Agreement. For the first 3 years of the term of the CCC Agreement, the Company is obligated to purchase from CCC specified minimum purchase quantities of Model 1500 IPGs. At such time as the Company and the U.S. Food and Drug Administration approves the Model 2000 IPG and related manufacturing processes and facility, the Company will become obligated to purchase from CCC specified minimum purchase quantities of Model 2000 IPGs. The foregoing specified minimum purchase obligations are subject to certain exceptions and reductions in the event of supply failures, shortages and product defects.

The CCC Agreement continues for ten years unless terminated earlier. The term of the CCC Agreement automatically renews for additional two-year terms unless one party provides the other party with written notice of termination at least one year prior to the end of the initial term or the applicable renewal period. In the event of a change of control of CCC, the CCC Agreement may be terminated by the Company upon three years’ written notice to CCC, provided that such notice period shall be one year in the event CCC is acquired by certain competitors to the Company. In addition, the CCC Agreement may be terminated by mutual agreement of the parties, or by either party, with written notice, upon the other party’s cessation of business or other termination of its business operations, uncured material breach or insolvency of the other party. Upon termination of the CCC Agreement, CCC shall, subject to certain exceptions and unless otherwise agreed to by the parties, fulfill all purchase orders placed by the Company and accepted by CCC prior to the effective date of termination.

The CCC Agreement contains, among other provisions, customary representations and warranties by the parties, ordering and payment and shipping terms, customary provisions with respect to the ownership of any intellectual property created during the term of the CCC Agreement, certain indemnification rights in favor of both parties, limitations of liability and customary confidentiality provisions.

The foregoing description of the material terms of the CCC Agreement is subject to, and is qualified in its entirety by, reference to the CCC Agreement, which the Company intends to file as an exhibit to the Company’s Annual Report on Form 10-K for the year ending December 31, 2016. The Company intends to seek confidential treatment for certain portions of the CCC Agreement pursuant to a Confidential Treatment Request submitted to the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

Item 1.02	Termination of a Material Definitive Agreement

Reference is made to the disclosures set forth in Item 1.01 above with regard to the termination of the March 2015 Agreement, which disclosures are incorporated by reference herein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEVRO CORP.

Date: November 21, 2016	By:	/s/ Andrew H. Galligan
Andrew H. Galligan
Chief Financial Officer